Exhibit 10.41

AMENDMENT NUMBER ONE

TO THE FOSSIL, INC.

1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

THIS AMENDMENT TO THE FOSSIL, INC. 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN (this “Amendment”), dated as of December 19, 2007, is made and entered into by Fossil, Inc., a Delaware corporation (the “Company”).  Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Fossil, Inc. 1993 Non-employee Director Stock Option Plan (the “Plan”).

RECITALS

WHEREAS, Section 3 of the Plan provides that on the first day of January of each calendar year, each Nonemployee Director shall be granted options to purchase 3,000 shares of Common Stock; and

WHEREAS, the Board of Directors of the Company (the “Board”) desires to amend the Plan to increase to 4,000 the number of shares of Common Stock underlying the options that are automatically granted to Nonemployee Directors under the Plan; and

WHEREAS, the Board has reviewed, approved and adopted this Amendment as described above;

NOW, THEREFORE, the Company hereby amends the Plan as follows:

1.             Section 3 of the Plan is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“3.           Designation of Participants; Automatic Grant of Options.  Each director of the Company who is not an employee of the Company or any Subsidiary (as hereinafter defined) of the Company (any such director being hereinafter referred to as a “Nonemployee Director”) shall be granted Options as described hereunder.  Each individual who becomes a Nonemployee Director after the Effective Date shall automatically be granted Options to purchase 5,000 shares of Common Stock (subject to adjustment as provided in Paragraph 10) on the date such person first becomes a Nonemployee Director.  Furthermore, as of the first day of January of each calendar year commencing with January 1, 2008, each Nonemployee Director shall automatically be granted Options to purchase an additional 4,000 shares of Common Stock (subject to adjustment as provided in Paragraph 10) on such date, so long as such individual is then serving as a Nonemployee Director.  Notwithstanding the foregoing, in the case of any grant of Options made on a date subsequent to the Effective Date, such grant shall only be made if the number of shares subject to future grant under this Plan is sufficient to make all automatic grants required to be made pursuant to this Plan on such date of grant.  As used herein, the term “Subsidiary” of the Company shall mean any corporation of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation.”

2.             Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

FOSSIL, INC.

By:

Name:

Title: